Exhibit (l)(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Brookfield Mortgage Opportunity Income Fund Inc. as filed with the Securities and Exchange Commission on or about January 31, 2013.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York
January 31, 2013